Exhibit 10.06

                              CONSULTING AGREEMENT

     This Consulting Agreement (hereinafter "Agreement") is made this 28th day of May, 1999 ("Effective Date"), by and between Hispano Television Ventures, Inc., a Texas corporation (the "Company"), and Woodcrest Capital, L.L.C., a Texas limited liability company (the "Consultant").

                                    RECITALS

     WHEREAS, pursuant to that certain Loan Agreement dated as of this date (the "Loan Agreement"), by and among the Company and the Investors named therein, and joined in by Consultant, Victor F. Mantecon, P. Alan Luckett and Victoria O. Luckett, the Investors have made a loan to the Company; and

     WHEREAS, the Company is in the business of producing Hispanic programming, with offices located at 2426 Arbuckle Court, Dallas, Texas 75229 (the "Production Business"); and

     WHEREAS, Consultant has valuable experience in general business and financial consulting and has assisted the Company in obtaining the loan from the Investors; and

     WHEREAS, the Company desires to continue to receive the services of Consultant on an ongoing basis, to the exclusion of all other parties in a like or similar business;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, it is agreed as follows:

                                    AGREEMENT

        1. ENGAGEMENT OF CONSULTANT: The Company hereby engages Consultant as an advisor, counselor and general resource person in the conduct of the Company's business.

        2.   TERM OF ENGAGEMENT AND TERMINATION:

               (a) Subject to earlier termination as hereinafter provided, the term of this Agreement shall commence on the Effective Date and shall continue for a minimum period of twelve months. At the end of such twelve month period, this Agreement shall renew automatically for successive twelve month periods, subject to termination by either party upon delivery of thirty (30) days advance written notice of termination.

               (b) This Agreement may be terminated by either party upon written notice, if the other party breaches any obligation provided hereunder and the breaching party fails to cure such breach within thirty (30) days following request for cure; provided that the cure period for any failure of Company to pay charges due hereunder shall be 15 days from the date of receipt by Customer of notice of such failure.

               (c) Within 60 days of termination of this Agreement for any reason, Consultant shall submit to Company an itemized invoice for any expenses theretofore accrued under this Agreement.

        3. PLACE OF ENGAGEMENT: Consultant shall perform services under this Agreement at the Company's or Consultant's offices, or at such other interim locations as the Company may from time to time reasonably request, or at such other places as the parties hereto agree upon from time to time.

        4. DUTIES AND RESTRICTIONS: During the Term of this Agreement, the Consultant's duties shall consist of the following:

               (a) Providing general business advisory services to Company's President, including support and guidance of the Company's direction in the following areas: (i) development and implementation of a business plan and strategy; (ii) determination of management organizational structure and staffing needs; (iii) identification and recruitment of qualified personnel in conjunction with Company's management; (iv) engagement and supervision of legal and accounting advisors; and (v) assessment of working capital needs and arrangement of financing for such needs as necessary; and

               (b) Performance of the functions of the Secretary and Treasurer of the Company until such time as qualified officers are elected by the Board of Directors to act in such capacities.

     Consultant shall be required to be available to the Company's President, either by telephone or at the Company's facilities, if reasonably necessary, at such times as Company reasonably requests. Consultant shall not be precluded from other similar or related employment.

        5. CONSULTING FEES AND REIMBURSEMENTS. Consulting fees and expense reimbursements accruing to Consultant shall be as follows

               (a) The Company shall issue to Consultant, as compensation for services and reimbursement of all expenses rendered to or incurred on behalf of the Company prior to the Effective Date, a total of 1,066,667 shares of the Company's common stock, $.001 par value per share, constituting a 10% equity share of the Company's fully diluted equity upon consummation of the transactions contemplated by the Loan Agreement. Company shall issue and deliver to Consultant a stock certificate representing such shares on the Effective Date.

               (b) Subsequent to the Effective Date, the Company shall reimburse Consultant for any direct expenses paid or incurred in furthering Company's business, including automobile, travel, entertainment and the like, but exclusive of salaries and related expenses of Consultant's personnel.

               (c) In case at any time the Company shall (i) issue any shares of its common stock for a price less than $.09375 per share (the "Stated Value") or (ii) issue any option, warrant or other convertible security or right to subscribe for or purchase capital stock of the Company at a price per share less than the Stated Value, then the Company shall immediately issue to Consultant an additional number of shares of its common stock determined by subtracting 1,066,667 from the number obtained by dividing $100,000 by the price per share at which such common stock was so issued or by the exercise or conversion price of such option, warrant or other convertible security or right to subscribe for or purchase capital stock of the Company; provided, however, that no additional shares will be issued to Consultant on account of securities issued by the Company in connection with (i) stock option plans in which employees, independent directors, or consultants of the Company are eligible to participate, (ii) exercises of rights, that are outstanding on or before the date of this Agreement, to acquire shares of common stock, or (iii) a Qualified IPO or Qualified Sale, as such terms are defined in the Certificate of Designations for the Company's Series A Convertible Preferred Stock filed with the Texas Secretary of State on May 26, 1999. The provisions of this Section 5(c) shall survive the termination of this Agreement for a period of five (5) years from the date of this Agreement and Consultant shall be entitled to receive the additional shares of common stock referred to above whether or not Consultant is, at the time such additional shares become issuable, rendering services to the Company under this Agreement.

        6. INDEPENDENT CONTRACTOR STANDING. Consultant is an independent contractor under the terms of this Agreement and its personnel shall not be deemed nor construed to be employees of the Company. Consultant shall have full authority to employ personnel at such compensation and on such other condition as Consultant may deem proper to perform its services under this Agreement.

                            MISCELLANEOUS PROVISIONS

        8. DISCLAIMER OF CONSEQUENTIAL DAMAGES. The Company shall not in any action or proceeding, or otherwise assert any claim for consequential damages against Consultant on account of any loss, cost, damage or expense which the Company may suffer or incur because of any act or omission of Consultant or its employees in the performance of the services pursuant to this Agreement and the Company hereby expressly waivers all such claims.

        9. AMENDMENTS AND ASSIGNMENT. This Agreement can be altered or otherwise amended only by a written instrument signed by both of the parties hereto. Assignment of any interest in this Agreement by Consultant shall not be permitted.

        10. GOVERNING LAW. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Texas, without regard to its conflict of law rules. Obligations hereunder are performable in Tarrant County, Texas, and venue for any action arising out of or involving this Agreement shall be in said County.

        11. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and it supersedes all previous written or oral negotiations, commitments and understandings.

        12. COUNTERPARTS AND HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings herein are inserted for convenience or reference only and shall not affect the meaning or interpretations of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

                              CONSULTANT:

                              WOODCREST CAPITAL, L.L.C., a Texas
                              limited liability company


                              By:    /S/  DOUGLAS K. MILLER
                                     ---------------------------
                              Name:  DOUGLAS K. MILLER
                              Title: MANAGER

                              COMPANY:

                              HISPANO TELEVISION VENTURES, INC.


                              By:  /S/  VICTOR F. MANTECON
                                   -----------------------------
                                   Victor F. Mantecon, President